UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 11, 2014

Resort Savers, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	333-187437	46-1993448
(State of Incorporation)	(Commission File No.)	(Tax ID No.)

1004 Commercial Ave., #509
Anacortes, WA 98221-4117
 (Address of principal executive offices)

Registrant's Telephone Number, including area code:  (360) 873-8866

_________________________________________
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ]  Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)).

Item 5.01 Change of Control of Registrant

On August 1, 2014, the Michaelle LaCour and James LaCour sold their shares of the Company to the following:

Shareholder	Number of Shares	Price per Share	Percentage Owned
Zhou Gui Bin	236,733	$0.20	6.4%
Zhou Wei	236,733	$0.20	6.4%
Zong Xin International Investment Holdings Co. LTD.	1,636,734	$0.20	44.5%

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 11, 2014, the Board of Directors accepted the resignations of Michelle LaCour from her positions as President, CEO, CFO and Treasurer and of James LaCour as Secretary of the Company.  Management is unaware of any disagreements between Ms. LaCour and Mr. LaCour and management relating to the registrant's operations, policies or practices.

The Company has provided a copy of the disclosures it is making herein to both Ms. LaCour and Mr. LaCour and provided them with an opportunity to furnish the registrant, as promptly as possible, with a letter addressed to the registrant stating whether they agree with the statements made by the registrant in response to this Item 5.02, and, if not, stating the respects in which they do not agree.  The Company will file any letter received as an exhibit to an amended 8K.

On August 11, 2014, the Board of Directors appointed Zhou Gui Bin as President, CEO and Director, and Zhou Wei was appointed as CFO, Secretary, Treasurer and Director.  Other than as described above in Item 3.02, there have been no transactions between Zhou Gui Bin and Zhou Wei and the Registrant during the prior fiscal year which would be required to be reported pursuant to Item 404(a) of Regulation S-K that have not already been reported on Form 10-K.  There are no family relationships between Zhou Gui Bin, Zhou Wei and any officer or director of the Company.

Following is a brief description of the business experience for each newly appoint officer and director:

Zhou Gui Bin, age 67, graduated from Chang Chun Politics and Law University with a degree in law.  From May, 1970 through May, 2001, he worked in the supply and purchase section of Siping Prison, Jilin Province.  Starting in 2001 until the present, he has served as the General Agent of Daohuaxiang Liquor Industry Group in Weihai Area.

Zhou Wei, age 37, graduated from Siping Industry and Communications School with a degree in accounting and corporate management.  From Septemer, 1996 through April, 2000, she work as a cashier in Siping Branch Store of Shenyang Mulan Appliance Company.  From October, 2004 through July 2010, she served as a financial accountant at Weihai Branch of Daohuaxiang Liquor Industry Group.  From October 2010 through June, 2014, she served as hall business manager in Telecom Company of Balishen County in Hami City, Xinjiang Uygur Automonous Region.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Zhou Gui Bin
Zhou Gui Bin, President